Exhibit 10.1

SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT, effective as of December 30, 2016 (the “Amendment”), to that certain executive employment agreement previously entered into, effective January 1, 2014 (the “Agreement”), by and between LAPOLLA INDUSTRIES, INC., a Delaware corporation (the “Company”) and DOUGLAS J. KRAMER (the “Executive”).

WHEREAS, the Company and the Executive are the parties to the Agreement;

WHEREAS, the Company and the Executive previously entered into a First Amendment to the effective as of October 21, 2015 (“First Amendment”), to change the definition of “EBITDA,” as provided in the annual performance bonus provisions of the Agreement, to the definition of “Adjusted EBITDA” as contained in all other executive officers’ annual bonus provisions adopted by the Company after the effective date of the Agreement; and

WHEREAS, the Company and the Executive desire to further amend the Agreement for the purposes set forth in paragraphs 1 and 2 below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by both the Company and the Executive, the Company and the Executive agree as follows:

1.    Section 1 of the Agreement, “Employment Term”, is hereby amended in its entirety to read as follows:

“1.    EMPLOYMENT TERM. Subject to the provisions of Section 4 hereof, provided the Executive is employed as the President and Chief Executive Officer of the Company on December 31, 2013, the Agreement shall be effective commencing on January 1, 2014 and ending on December 31, 2016 (the “Term”). Provided Executive is employed as President and Chief Executive Officer of the Company on December 31, 2016, the Term shall be extended for one year, ending on December 31, 2017.”

2.    Section 2 of the Agreement, Positions; Duties, is hereby amended to add the following language at the end of Section 2.2:

“Without regard to any other duties, powers and responsibilities Executive may have under this Agreement, it is agreed that commencing January 1, 2017, he shall submit, twice each month, a report of his planned sales activities in an acceptable form to the Board of Directors or its designee.”

3.    Entire Agreement. This Amendment, together with the First Amendment and the Agreement shall constitute the entire agreement between the parties hereto with respect to the terms of the Executive’s employment with the Company and together shall supersede all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to such subject matter, and the terms and conditions of the Executive’s employment with the Company shall be governed solely pursuant to the terms of this Amendment, the First Amendment and the Agreement. In the event of any conflict between the terms of this Amendment and the First Amendment or the Agreement, the terms of this Amendment shall govern.

4.    Effectiveness. Except as modified by this Amendment, the Agreement and the First Amendment shall remain in full force and effect and shall remain binding upon the Company and the Executive; provided, however, that the provisions of this Amendment shall not be a triggering event or otherwise be deemed to give the Executive any cause to terminate the Agreement and shall not give the Executive any right to claim that any of the provisions of the Agreement or the First Amendment (not otherwise modified pursuant to this Amendment) are invalid, including without limitation the nonsolicitation and noncompetition provisions of Section 12 and the confidential information provisions of Section 13 of the Agreement.

5.    Consultation with Independent Counsel. Executive represents to Company that he has been advised by Company to consult with independent counsel of his own choosing with respect to this Amendment and that he either has consulted with independent counsel or has voluntarily chosen not to do so.

6.    Severability. The invalidity or unenforceability of any particular provision of this Amendment shall not affect its other provisions, and this Amendment shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

7.    Governing Law. This Amendment shall be construed and governed in accordance with the laws of the State of Delaware.

8.    Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or PDF shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.
LAPOLLA INDUSTRIES, INC.

By: /s/ Richard J. Kurtz, Chairman
Name: Richard J. Kurtz
Title: Chairman of the Board

EXECUTIVE

/s/ Douglas J. Kramer
Douglas J. Kramer